UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2020

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1144 15th Street, Suite 2500, Denver, CO	80202-2686
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock $0.01 Par Value	RGLD	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

Royal Gold, Inc. (“Royal Gold” or “our”) held its 2020 annual meeting of stockholders on November 18, 2020 (the “Annual Meeting”). Stockholders voted on, and approved, the following proposals at the Annual Meeting:

Proposal 1 –Election of three Class III directors to serve three-year terms expiring at our 2023 annual meeting of stockholders or until the director’s successor is elected and qualified:

Director	For	Against	Abstain	Broker Non-Votes
Fabiana Chubbs	50,547,989	264,373	62,341	7,454,800
Kevin McArthur	50,021,191	800,146	53,366	7,454,800
Sybil Veenman	49,891,584	929,914	53,205	7,454,800

Proposal 2 –Approval, on an advisory basis, of the compensation of our named executive officers:

For	Against	Abstain	Broker Non-Votes
49,159,858	1,451,923	262,922	7,454,800

Proposal 3 –Ratification of the appointment of Ernst & Young LLP as our independent registered public accountant for the fiscal year ending June 30, 2021:

For	Against	Abstain	Broker Non-Votes
57,085,962	1,165,126	78,415	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Feb
Royal Gold, Inc.

Dated: November 19, 2020	By:	/s/ Margaret McCandless
		Name:	Margaret McCandless
		Title:	Assistant General Counsel, Chief Compliance Officer and Corporate Secretary

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